                                                                  EXHIBIT 10.33
                                                                  -------------

                      FIRST AMENDMENT TO CREDIT AGREEMENT
                 AND AMENDMENT TO REVOLVING NOTE AND TERM NOTE
                 ---------------------------------------------


     This First Amendment to Credit Agreement and Amendment to Revolving Note and Term Note is made as of this 23rd day of March, 2001, by and between Cape Cod Bank and Trust Company ("Lender"), a Massachusetts banking corporation, with a principal place of business at 2 Barlows Landing Road, Pocasset, Massachusetts 02559 and Benthos, Inc. ("Borrower"), a Massachusetts corporation with its principal place of business at 49 Edgerton Drive, North Falmouth, Massachusetts 02556.

                                R E C I T A L S:
                                - - - - - - - -

     A. Borrower and Lender entered into a certain Credit Agreement dated August 18, 1999 regarding certain Revolving Loans and a Term Loan as defined therein, pursuant to which Borrower executed and delivered to Lender a Revolving Note and a Term Note;

     B. Borrower and Lender have previously amended the Revolving Note pursuant to an Amendment of Promissory Note dated December 8, 2000, and amended the Term Note pursuant to an Amendment of Commercial Variable Rate Promissory Note dated October 17, 2000.

     C. Borrower and Lender now desire to amend the Credit Agreement and to further amend each of the Revolving Note and the Term Note as set forth herein and simultaneously herewith Borrower and Lender shall execute and deliver a Second Amendment To Commercial Variable Rate Revolving or Draw Note in the form of Exhibit A attached hereto and a Second Amendment to Commercial Variable Rate Promissory Note in the form of Exhibit B attached hereto.

                              A G R E E M E N T S:
                              - - - - - - - - - -

     Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrower hereby agree as follows:

     1. Capitalized terms used herein shall have the meaning given to them in the Credit Agreement unless separately defined herein.

     2. As of March 22, 2001, the outstanding principal balance of this Revolving Loan under the Revolving Note is Three Hundred Thousand Dollars ($300,000.00) and the outstanding principal balance of the Term Loan under the Term Note is Four Million Two Hundred Fifty-Five Thousand Nine Hundred Fifty-Two and 39/100 Dollars ($4,255,952.39).

     3. The Expiration Date of the Revolving Loan (and the maturity date of the Revolving Note) is hereby extended to January 31, 2002.

     4. The Revolving Commitment Amount is hereby reduced from Two Million Dollars ($2,000,000.00) to Seven Hundred Thousand Dollars ($700,000.00).

     5. The rate of interest payable on the Revolving Loans is hereby changed to a variable rate per annum equal to the Prime Rate plus one and one-half percent (1 1/2%). Accordingly, the second sentence of Section 2.04(a) of the Credit Agreement is hereby deleted and replaced with the following: "The rate of interest so payable shall be a fluctuating rate per annum which at all times shall be equal to the sum of the Prime Rate plus one and one-half percent (1 1/2%), but, in no event, in excess of the maximum rate then permitted by applicable law, with a change in such rate to become effective on the same day on which any change in the Prime Rate is effective."

     6. The rate of interest payable on the Term Loan is hereby changed to a variable rate per annum equal to the Prime Rate plus one-half percent ( 1/2%).

     7. Section 8.02 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

     "Section 8.02.  Financial Covenants.
                     -------------------

               The Borrower covenants and agrees that, so long as any loan is outstanding or any obligation of the Borrower to the Lender, in any capacity, remains unpaid, or any commitment by the Lender to the Borrower is in effect:

          a. The Borrower will maintain a ratio of Current Assets to Current Liabilities of greater than or equal to 1.50 to 1.00;

          b. The Borrower shall maintain a ratio of Total Debt to Tangible Net Worth less than or equal to 2.00 to 1.00; and

          c. The Borrower shall maintain a ratio of Cash Flow to Debt Service Payments, which on a cumulative basis for the applicable calendar year, shall be greater than or equal to the following:

                    (i)    -.50 to 1.00 as of  March 31, 2001;

                    (ii)   .34  to 1.00 as of  June 30, 2001; and

                    (iii)  .74 to 1.00 as of September 30, 2001 and thereafter.

          d. Borrower shall monthly, on or before the fifteenth (15th) of each month for the immediately prior month, provide to Lender an accounts receivable aging report, an inventory report and a backlog backlog report.

     8. Except as provided herein, the Credit Agreement shall remain unchanged and as amended hereby, the Credit Agreement is hereby ratified and confirmed.

Witness:            BENTHOS, INC.


/s/ Francis E. Dunne, Jr.        By: /s/ Stephen D. Fantone
                                     -------------------------
                                     Name:  Stephen D. Fantone
                                     Title: President & CEO

Witness:  CAPE COD BANK AND TRUST  COMPANY



/s/ Stephen Sooy                 By: /s/ Timothy F. Kelleher
-----------------                    ----------------------------
                                     Name:  Timothy F. Kelleher
                                     Title: Senior Vice President

                                       3